UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2009

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code: (952) 888-8801

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  —  Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

As previously announced, on August 12, 2009, The Toro Company, a Delaware corporation (“Toro”), and TCF Inventory Finance, Inc., a Minnesota corporation and direct subsidiary of TCF National Bank (“TCFIF”), established a joint venture in the form of a Delaware limited liability company named Red Iron Acceptance, LLC (“Red Iron”) to provide inventory financing, including floor plan financing and open account financing, to distributors and dealers of products of Toro and certain of its affiliates (“Toro Products”) in the United States and to select distributors of Toro Products in Canada.  In addition, in connection with the joint venture, TCFIF will implement a program to provide inventory financing to dealers of Toro Products in Canada.

In connection with the joint venture, on October 1, 2009, Toro’s wholly-owned subsidiary, Toro Credit Company, a Minnesota corporation (“TCC”), as seller, and Toro entered into a Receivable Purchase Agreement with Red Iron, as buyer, pursuant to which TCC sold to Red Iron and Red Iron purchased from TCC all of TCC’s right, title and interest in and to certain floor plan receivables (the “Receivables”), from distributors and dealers of Toro Products, and certain related assets, including security interests, financing agreements and books and records relating to the Receivables.  The aggregate purchase price for the Receivables was approximately $69.9 million, which represents the face value of, or the purchase price paid for, the Receivables by TCC.  Upon completion of the sale and receipt of cash from Red Iron for the Receivables purchased, Toro removed the Receivables from its books, other than the Receivables subject to the Recourse Obligation (as defined below).  The Receivable Purchase Agreement contains customary representations, warranties and other agreements by the parties.

Also in connection with the joint venture and the execution of the Receivable Purchase Agreement, on October 1, 2009, Toro entered into a Repurchase Agreement with Red Iron, pursuant to which Toro agrees to certain repurchase obligations with respect to certain Toro Products that are covered by invoices from Toro to its dealers and distributors and are repossessed by Red Iron, up to a maximum amount of $7.5 million per calendar year.

In both the Receivable Purchase Agreement and the Repurchase Agreement, TCC and Toro have agreed to certain recourse obligations (the “Recourse Obligation”), which are not subject to the $7.5 million maximum set forth in the Repurchase Agreement, including with respect to certain Receivables of accounts debtors for which Red Iron’s credit underwriting process has not yet been completed, in the current aggregate amount of approximately $10 million, and for which TCC and Toro will no longer have the Recourse Obligation if such account debtor is ultimately approved by Red Iron under its credit underwriting process for financing without recourse.

The foregoing descriptions of the Receivable Purchase Agreement and the Repurchase Agreement are summaries of the material terms of such agreements, do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K, and each is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
2.1	Receivable Purchase Agreement, by and among Toro Credit Company, as Seller, The Toro Company, and Red Iron Acceptance, LLC, as Buyer (Filed herewith)*

2.2	Repurchase Agreement effective as of October 1, 2009, by and between The Toro Company and Red Iron Acceptance, LLC (Filed herewith)*

*                                        All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: October 5, 2009	By	/s/ Stephen P. Wolfe
Stephen P. Wolfe
Vice President, Finance and Chief Financial Officer

THE TORO COMPANY

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
2.1	Receivable Purchase Agreement, by and among Toro Credit Company, as Seller, The Toro Company, and Red Iron Acceptance, LLC, as Buyer*	Filed herewith
2.2	Repurchase Agreement effective as of October 1, 2009, by and between The Toro Company and Red Iron Acceptance, LLC*	Filed herewith

*                 All exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Toro will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.